Exhibit 99.1

WARBURG PINCUS PRIVATE EQUITY IX, L.P.
By: Warburg Pincus IX GP L.P., its General Partner,
By: WPP GP LLC, its General Partner,
By: Warburg Pincus Partners, L.P. its Managing Member,
By: Warburg Pincus Partners GP LLC, its General Partner,
By: Warburg Pincus & Co, its Managing Member

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Partner

WARBURG PINCUS IX GP L.P.
By: WPP GP LLC, its General Partner,
By: Warburg Pincus Partners, L.P. its Managing Member,
By: Warburg Pincus Partners GP LLC, its General Partner,
By: Warburg Pincus & Co, its Managing Member

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Partner

WPP GP LLC By: Warburg Pincus Partners, L.P. its Managing Member, By: Warburg Pincus Partners GP LLC, its General Partner, By: Warburg Pincus & Co, its Managing Member

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Partner

WARBURG PINCUS PARTNERS, L.P. By: Warburg Pincus Partners GP LLC, its General Partner, By: Warburg Pincus & Co, its Managing Member

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Partner

WARBURG PINCUS PARTNERS GP LLC By: Warburg Pincus & Co, its Managing Member

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Partner

WARBURG PINCUS LLC,

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Managing Director

WARBURG PINCUS & CO.

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Partner

CHARLES R. KAYE

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Robert B. Knauss	03/26/2015
Name:	Robert B. Knauss
Title:	Attorney-in-Fact*